UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 25, 2014

ASPECT SOFTWARE GROUP HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-170936	98-0587778
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(Address of principal executive offices, zip code)
(978) 250-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 25, 2014, Christopher Koziol, Aspect Software Inc.'s ("Aspect") President and General Manager, Interaction Management, has expanded his role to include direct responsibility over Aspect’s Global Sales organization, strategy and execution.

In addition, effective May 1, 2014, Laura Clayton McDonnell joined Aspect as the North American Theatre Sales Executive reporting directly to Christopher Koziol. Prior to joining Aspect, she had served as Vice President of Strategic Services at IBM and held posts accountable for large-scale sales programs in United States enterprise accounts and selected Latin America markets over her 11 year tenure. Earlier in her career, she served as Vice President of Business Development for Rational Software (acquired by IBM), Senior Director Market Development & Strategic Planning for Sun Microsystems, Managing Attorney for North America Sales Operations at Cisco Systems and Senior Counsel, Distribution, Sales and Marketing Law for Apple Computer.

On April 25, 2014 Bryan Sheppeck departed Aspect to pursue other interests. Bryan Sheppeck served as Aspect's Executive Vice President, Worldwide Sales.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT SOFTWARE GROUP HOLDINGS LTD.
Date: May 1, 2014	By:	/s/ Robert J. Krakauer
		Name:	Robert J. Krakauer
		Title:	Executive Vice President and Chief Financial Officer